As filed with the Securities and Exchange Commission on November 16, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENTERCOM COMMUNICATIONS CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania	23-1701044
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2400 Market Street, 4th Floor
Philadelphia, PA	19103
(Address of Principal Executive Offices)	(Zip Code)

ENTERCOM EQUITY COMPENSATION PLAN

(Full title of the plan)

Andrew P. Sutor, IV

Executive Vice President, Secretary

Entercom Communications Corp.

2400 Market Street, 4th Floor

Philadelphia, PA 19103

(Name and address of agent for service)

(610) 660-5610

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, Par Value $0.01 Per Share	1,500,000 Shares	$1.74	$2,610,000.00	$284.75

(1)

The Registrant has previously registered on Form S-8 17,782,631 shares of the Registrant’s Class A Common Stock, par value $0.01 per share (“Class A Shares”), issuable under the Entercom Equity Compensation Plan, as amended (the “Plan”). The Registrant is now registering an additional 1,500,000 Class A Shares to be offered and issued under the Plan. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares that may become issuable under the Plan by reason of any substitutions or adjustments to shares to account for any change in corporate capitalization, such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off or other distribution of stock or property of the Registrant, combination or exchange of shares, dividend in kind or other like change in capital structure.

(2)

The registration fee with respect to these Class A Shares has been computed in accordance with Rule 457(c) of the Securities Act, based upon the average of the reported high and low sale prices of the Class A Shares on the New York Stock Exchange on November 9, 2020.

Registration of Additional Securities

This Registration Statement on Form S-8 of Entercom Communications Corp. (“Entercom”), a Pennsylvania corporation, pertains to 1,500,000 shares of Class A Common Stock, par value $0.01 per share (“Class A Shares”), which will be authorized for issuance under the Entercom Equity Compensation Plan, as amended (the “Plan”). The Plan was originally adopted in 1998 and has been subject to multiple amendments, most recently on March 20, 2014. Entercom has previously registered an aggregate of 17,782,631 Class A Shares on Registration Statements on Form S-8 as follows:

(i)	SEC File No. 333-71481 filed January 29, 1999;

(ii)	SEC File No. 333-85638 filed April 5, 2002;

(iii)	SEC File No. 333-141493 filed March 22, 2007;

(iv)	SEC File No. 333-221839 filed November 30, 2017;

(v)	SEC File No. 333-235510 filed December 13, 2019; and

(vi)	SEC File No. 333-236813 filed March 2, 2020

(collectively, the “Earlier Registration Statements”).

Pursuant to General Instruction E of Form S-8, the contents of the Earlier Registration Statements are incorporated by reference in this Registration Statement and made a part hereof.

PART II

Item 3.	Incorporation of Documents by Reference.

The documents listed below are incorporated by reference in this Registration Statement, and all documents subsequently filed by Entercom pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents (except as to any portion of any document or report furnished under Item 2.02 or 7.01 of Form 8-K or related exhibit furnished pursuant to Item 9.01 of Form 8-K that is deemed to be furnished and not filed under such provisions):

(a) Entercom’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the Securities and Exchange Commission (the “SEC”) on March 2, 2020;

(b) Entercom’s Quarterly Reports on Form 10-Q for the quarter ended September 30, 2020, as filed with the SEC on November 9, 2020; the quarter ended June 30, 2020, as filed with the SEC on August 10, 2020; and the quarter ended March 31, 2020, as filed with the SEC on May 19, 2020, as amended by Amendment No.  1 on Form 10-Q/A, as filed with the SEC on May 26, 2020;

(c) the information specifically incorporated by reference in Entercom’s Annual Report on Form 10-K for the year ended December 31, 2019 from Entercom’s Proxy Statement on Schedule 14A, as filed with the SEC on March 16, 2020;

(d) Entercom’s Current Reports on Form 8-K, as filed with the SEC on February  21, 2020, March  6, 2020, March  13, 2020, March  31, 2020, April  9, 2020, April  21, 2020, April  30, 2020, May  7, 2020 and July 20, 2020; and

(e) the description of Entercom’s Class  A Common Stock contained in Entercom’s registration statement on Form 8-A, declared effective by the SEC on September 15, 1998.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in this Registration

Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit No.	Description

5.1	Opinion of Andrew P. Sutor, IV, Esquire

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Andrew P. Sutor, IV, Esquire (contained in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page hereto)

99.1+	Amended and Restated Entercom Equity Compensation Plan (incorporated by reference to Exhibit A to Entercom’s Proxy Statement on Schedule 14A filed on March 20, 2014)

+	Incorporated by reference

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Philadelphia, Commonwealth of Pennsylvania, on November 16, 2020.

ENTERCOM COMMUNICATIONS CORP.

By:	/s/ David J. Field
David J. Field
President, Chief Executive Officer
(principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints David J. Field and Andrew P. Sutor, IV, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead in any and all capacities to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments (including pre- and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE	CAPACITY	DATE

Principal Executive Officer

/s/ David J. Field	President, Chief Executive Officer	November 16, 2020
David J. Field

Principal Financial Officer:

/s/ Richard J. Schmaeling	Executive Vice President and Chief Financial Officer	November 16, 2020
Richard J. Schmaeling

Principal Accounting Officer:

/s/ Elizabeth Bramowski	Chief Accounting Officer and Controller	November 16, 2020
Elizabeth Bramowski

Directors:

/s/ David J. Field	Director, Chairman	November 16, 2020
David J. Field

/s/ Joseph M. Field	Director, Chairman Emeritus	November 16, 2020
Joseph M. Field

/s/ David J. Berkman	Director	November 16, 2020
David J. Berkman

/s/ Sean R. Creamer	Director	November 16, 2020
Sean R. Creamer

/s/ Louise C. Kramer	Director	November 16, 2020
Louise C. Kramer

/s/ Joel Hollander	Director	November 16, 2020
Joel Hollander

/s/ Mark R. LaNeve	Director	November 16, 2020
Mark R. LaNeve

/s/ David Levy	Director	November 16, 2020
David Levy

/s/ Susan K. Neely	Director	November 16, 2020
Susan K. Neely

/s/ Stefan M. Selig	Director	November 16, 2020
Stefan M. Selig